SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STANDARD MOTOR PRDCT

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/05/98           15,000            22.0500
               THE GABELLI EQUITY TRUST,INC.
                                11/02/98            2,900            22.3862
               THE GABELLI CAPITAL ASSET FUND
                                11/06/98            5,000            22.4750
                                11/05/98           15,000            22.0500
                                10/30/98            7,500            22.3917
          GAMCO INVESTORS, INC.
                                11/02/98            5,000            22.3375
                                11/06/98           22,900            22.4904
                                11/06/98            5,500            22.5000
                                11/05/98              500-           21.3125
                                11/05/98           34,500            21.8895
                                11/03/98            1,000            21.9375
                                11/02/98            5,500            22.3750
                                11/02/98           20,000            22.3538
                                10/30/98              500            22.2500















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.